EXHIBIT 10.3

CHASE	Continuing Pledge Agreement

Dated as of September 16, 2009

Pledge. WesBanco, Inc., whose address is One Bank Plaza, Wheeling, West Virginia 26003 (the "Borrower"), pledges, assigns, transfers and grants to JPMorgan Chase Bank, N.A., whose address is 120 S. LaSalle St., Chicago, IL 60603 (together with its successors and assigns, the "Bank") a continuing security interest in the property listed below under the heading "Schedule of Collateral" (the "Collateral") owned by the Borrower, all Collateral in which the Borrower has rights or power to transfer rights and all Collateral in which the Borrower later acquires ownership, other rights or the power to transfer rights to secure the payment and performance of the Liabilities. If the Collateral consists of "investment property" or "financial assets," as such terms are defined in the UCC (as defined below), the grant includes any stock rights, stock dividends, liquidating dividends, new securities, financial assets and other property to which the Borrower may become entitled because it owns the Collateral and such property delivered to the Bank or to an intermediary designated by the Bank subject to the control of the Bank to satisfy the requirements of the paragraph captioned "Loan Value of Collateral". The Borrower has transferred the securities to the Bank or other intermediary, as directed by the Bank, that has entered into a control agreement in form and substance satisfactory to the Bank. In the event the transfer is not complete, the Borrower will complete it within ten (10) days. Collateral shall not include any common trust funds of the Bank in which the Bank is prohibited by applicable law from taking a security interest.  The term "UCC" in this Pledge means the Uniform Commercial Code of Illinois, as in effect from time to time, except to the extent that the validity and perfection or the effect of non-perfection of the security interest created by this Pledge, or remedies hereunder, in respect of any particular portion of the Collateral, are governed by the laws of a jurisdiction other than the State of Illinois, in which case, the UCC of such jurisdiction shall apply.

SCHEDULE OF COLLATERAL. All shares of WesBanco Bank, Inc. stock now or hereafter outstanding, including, but not limited to the 391,000 shares of common stock represented by Certificate Number 1; including the intangible interest represented by such security, physical certificate, if any, and all securities entitlements (as defined in the UCC).  In the event any additional shares of stock of WesBanco Bank, Inc. are issued after the date of this Pledge, then the Borrower shall deliver as Collateral all such certificates evidencing such shares as collateral along with duly executed stock powers in blank in favor of the Bank, with respect to such shares in form and substance acceptable to the Bank and any other documents required by the Bank to ensure a perfected first priority continuing pledge, assignment and security interest in such additional shares.  Collateral includes all substitutions, additions, renewals, investments, reinvestments, free credit balances, cash proceeds, general intangibles, insurance, products and supporting obligations including but not limited to all interest, dividends, other proceeds, instruments and other property now or hereafter received, receivable or otherwise distributed in connection with the sale, lease, license, exchange or other disposition of any Collateral.  Any securities, investment property, or other property of the Borrower at any time in the custody, possession or control of the Bank shall also constitute the Collateral unless the Bank holds such property solely in a fiduciary capacity.

Liabilities. The term "Liabilities" in this Pledge means all debts, obligations, indebtedness and liabilities of every kind and character of the Borrower whether individual, joint and several, contingent or otherwise, now or hereafter existing in favor of the Bank including without limitation, all liabilities, interest, costs and fees, arising under or from any note, open account, overdraft, credit card, lease, Rate Management Transaction, letter of credit application, endorsement, surety agreement, guaranty, acceptance, foreign exchange contract or depository service contract, whether payable to the Bank or to a third party and subsequently acquired by the Bank, any monetary obligations (including interest) incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings, regardless of whether allowed or allowable in such proceeding, and all renewals, extensions, modifications, consolidations, rearrangements, restatements, replacements or substitutions of any of the foregoing. The term "Rate Management Transaction" in this Pledge means any transaction (including an agreement with respect thereto) that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option, derivative transaction or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

Representations, Warranties and Covenants. The Borrower represents, warrants and agrees with the Bank that until this Pledge terminates and all Liabilities are paid in full, it owns and it will own the Collateral free and clear of any liens, security interests, assignments or other encumbrances. The Borrower will not attempt to sell or assign the Collateral or create any lien, security interest, assignment or other encumbrance or claim against it. The Borrower agrees to reimburse the Bank, on demand, for any amounts paid or advanced by the Bank for the purpose of preserving all or any part of the Collateral. The Bank shall exercise reasonable care in the custody and preservation of the Collateral to the extent required by applicable law.

The Borrower represents, warrants and covenants with the Bank that until this Pledge terminates and all Liabilities are paid in full no financing statement or similar record covering all or any part of the Collateral is on file in any public office, and no person or entity other than the Bank has control of the Collateral unless the Bank has approved that filing and/or control in writing. From time to time at the Bank's request, the Borrower will execute one or more financing statements and control agreements in form and substance satisfactory to the Bank and will pay the cost of filing them in all public offices or recording them with any intermediary where filing or recording is deemed by the Bank to be necessary or desirable. In addition, the Borrower shall execute and deliver, or cause to be executed and delivered, such other documents as the Bank may from time to time request to create, to perfect, to assure the continuing first priority of or to further evidence, the security interest created in the Collateral by this Pledge, including: (a) a notice of security interest and/or a control agreement with respect to any Collateral from persons or entities considered necessary or desirable by the Bank, all in form and substance satisfactory to the Bank; (b) a notice to and acknowledgement from and control agreement with any bailee or other person who maintains, possesses or controls any of the Collateral, all in form and substance satisfactory to the Bank; and (c) any consent to the assignment of proceeds of any letter of credit, all in form and substance satisfactory to the Bank.

The Bank shall have the right now and at any time in the future, in its sole and absolute discretion and without notice to the Borrower: to (a) prepare, file and sign the Borrower's name on any proof of claim in bankruptcy or similar document against any owner of the Collateral and (b) to prepare, file and sign the Borrower's name on any financing statement or similar record, notice of lien, control agreement, assignment or satisfaction of lien or similar document in connection with the Collateral.

Events of Default.  The term "Event of Default" shall have the same meaning in this agreement as in that certain Amended and Restated Credit Agreement dated as of July 31, 2009, by and between the Borrower and the Bank, as amended, modified, restated, and replaced from time to time.

Bank Appointed Attorney-in-Fact. The Borrower authorizes and irrevocably appoints the Bank as the Borrower's attorney-in-fact, to do any of the following without notice to the Borrower or any other person or entity: to take any action and to execute or otherwise authenticate any record or other documentation that the Bank considers necessary or advisable to accomplish the purposes of this Pledge, to exercise any rights under this Pledge and to perform any of the undersigned's obligations under this Pledge including but not limited to the following: (a) to endorse and collect all checks, drafts, other payment orders and instruments representing or included in, the Collateral or representing any payment, dividend or distribution relating to any Collateral; (b) to direct any securities or commodity intermediary or issuer of any Collateral to comply with instructions originated by the Bank directing distribution of the Collateral without the undersigned's further consent; (c) after the occurrence of an Event of Default, to transfer to or restyle any Collateral into the name of the Bank or the Bank's nominee or any broker-dealer that may be an affiliate of the Bank (including converting physical certificates to book-entry holdings); (d) to transfer to the account of the Bank with any Federal Reserve Bank as Collateral held in book entry form with any Federal Reserve Bank; (e) to execute any control agreement or stock powers or other document of transfer; and (f) to execute any record reasonably believed necessary or appropriate by the Bank for compliance with laws, rules or regulations applicable to any Collateral (including any documentation reasonably believed necessary by the Bank for compliance with Rule 144 or any other restrictions, laws, rules or regulations applicable to any Collateral hereunder that constitutes restricted securities under the applicable securities laws) and, after the occurrence of an Event of Default, to vote any and all securities or exercise any similar right with respect to any Collateral and the Bank is granted an irrevocable proxy to so vote on the undersigned's behalf. The Borrower's signature on this Pledge or other authentication of this Pledge shall constitute an irrevocable direction by the Borrower to any bank, custodian, broker-dealer, any other securities intermediary or commodity intermediary or other financial intermediary holding any Collateral or any issuer of any letters of credit to comply with the instructions or entitlement orders, as applicable of the Bank, without the further consent of the Borrower or any other person or entity. This appointment is irrevocable and coupled with an interest and shall survive the death or disability of the Borrower.

Loan Value of Collateral. Borrower agrees that at all times the amount of the Liabilities may not exceed the aggregate Loan Value of the Collateral. Borrower will, at the Bank's option, either supplement the Collateral or make, or cause to be made, any payment under the Liabilities to the extent necessary to ensure compliance with this provision or the Bank may liquidate Collateral to the extent necessary to ensure compliance with this provision. "Loan Value" means the value assigned by the Bank from time to time, in its sole reasonable discretion, to each item of the Collateral. The Bank retains the right to determine the eligibility of the Collateral.

Registration Rights. If any of the Collateral consists of securities not registered under the Securities Act of 1933, and the issuer proposes to register any of its securities, the Borrower will give the Bank notice of that fact. In addition, and at no cost to the Bank, the Borrower will use its best efforts to induce the issuer to register the pledged securities so that they may be disposed of by public sale or other public disposition. Upon the completion of registration, the Borrower will deliver certificates without any restrictive legend in exchange for the unregistered securities. The Borrower indemnifies and holds the Bank harmless against any loss, claim, damage or liability arising out of the registration process, and will reimburse the Bank for any legal or other expenses incurred by the Bank as a result.

Voting Rights. Until the occurrence of an Event of Default with respect to any Liabilities or any agreement related to the Liabilities, the Borrower may exercise all voting and consensual powers and rights pertaining to any Collateral for all purposes not inconsistent with the terms of this Pledge and may receive and retain all dividends (other than stock or liquidating dividends) on the Collateral prior to any Event of Default. All dividends in stock or property representing stock, and all subscription rights, warrants or other rights or options, all liquidating dividends or distributions, and all securities or other property received as a result of a merger or consolidation, will be Collateral and must be delivered to the Bank or as instructed by the Bank.

Instructions Regarding the Collateral. The Bank may act upon any instructions given by the Borrower whether in writing or not, with regard to additions or substitutions or sale or other disposition of the Collateral and its proceeds. The Borrower agrees that any additions to, substitutions for or proceeds of the Collateral that it receives will be held for the Bank's benefit and turned over to the Bank. After the occurrence of an Event of Default, the Borrower also gives the Bank permission to have the Collateral or any part of it transferred to or registered in the Bank's name or in the name of any other person or business entity with or without designation of the capacity of that nominee, and will hold the Bank harmless from any liability or responsibility that might result. A carbon, photographic or other reproduction of this Pledge is sufficient as, and can be filed as, a financing statement or other similar record. The Bank is irrevocably appointed the Borrower's attorney-in-fact to execute any financing statement or similar record on the Borrower's behalf covering the Collateral. The Borrower authorizes the Bank to file one or more financing statements or similar records related to the security interests created by this Pledge, and further authorizes the Bank, instead of the Borrower, to sign such financing statements.

Remedies. The Borrower agrees and acknowledges that because of applicable securities laws, the Bank may not be able to effect a public sale of the Collateral, and sales at a private sale may be on terms and at a price less favorable than if the securities were sold at a public sale. The Borrower agrees that all private sales made under these circumstances shall be construed to have been made in a commercially reasonable manner. The Bank's compliance with any applicable state or federal law requirements in connection with the disposition of the Collateral will not adversely affect the commercial reasonableness of any sale of the Collateral. These rights and remedies shall be cumulative and not exclusive. If the Borrower is entitled to notice, that requirement will be met if the Bank sends notice at least ten (10) days prior to the date of sale, disposition or other event requiring notice, and such notice shall be deemed commercially reasonable. The proceeds of any sale shall be applied first to costs, then toward payment of the Liabilities in any order of application, whether or not the Liabilities have been declared to be due and owing; provided that, to the extent any Liabilities consist of extensions of credit by the issuance of letters of credit or other like obligations of the Bank to third parties which have not been utilized, such proceeds shall be held by the Bank in a cash collateral account as security for the Liabilities.

Pledge Agreement in Addition to Other Pledge Agreements. This Pledge is in addition to and not in substitution or replacement of any other pledge agreement executed by the Borrower in favor of the Bank, and the Bank's rights under this Pledge and any such other pledge agreement are cumulative.

Miscellaneous. The Borrower's obligations to the Bank under this Pledge are not subject to any condition, precedent or subsequent, and shall not be released or affected by any change in the composition or structure of the Borrower, including a merger or consolidation with any other person or entity. If more than one person or entity signs this Pledge as Pledgor, their obligations, covenants, representations and warranties are joint and several  and the Collateral includes any property that is owned by any one or more of the undersigned, individually or jointly with any other person or entity. If more than one person or entity signs as the Borrower, their obligations are joint and several arising out of or relating to this Pledge or the Collateral and each agreement representation, warranty and covenant shall be individual, joint and several  and the "Collateral" includes any property that is owned by any Borrower individually or jointly with any other. This Pledge is binding on the Borrower and its heirs, successors and assigns, and is for the benefit of the Bank and its successors and assigns. The use of section headings does not limit the provisions of this Pledge.

Borrower:

WesBanco, Inc.
By:	/s/ Paul M. Limbert
	Paul M. Limbert	President and Chief Executive Officer
	Printed Name	Title
Date Signed:	September 17, 2009